UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 14, 2013

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Amended Disclosure on Purchase Agreement with Accredited Investors

On June 10, 2013, Visualant, Inc. (“Visualant” or the “Company”) entered into a Purchase Agreement, Warrants, Registration Rights Agreement and Voting Agreement (the “Transaction”) with accredited investors (collectively, the “Investors”).

In connection with and as a condition to the closing of the Transaction, the Investors obtained voting agreements from existing stockholders holding an aggregate of 38,359,633 shares of the Company’s common stock. The voting agreements required those stockholders to vote their shares in favor of an increase in the number of the Company’s authorized shares of common stock from 200,000,000 to 500,000,000 at the upcoming special meeting of stockholders. At the special meeting of stockholders held on August 9, 2013, 69.9% of the Company’s stockholders approved an increase in the number of authorized shares of common stock from 200,000,000 to 500,000,000 and authorized an amendment to the Company’s articles of incorporation to reflect this change in share authorization. The voting agreements obtained by the Investors were not utilized at the special stockholders meeting since there were a sufficient number of stockholders present at the meeting, either in person or by proxy, who voted in favor of the increase in the Company’s authorized shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By: /s/ Ron Erickson
Ron Erickson
Chief Executive Officer

September 5, 2013